For Further Information Contact:
Bert Williams
VP, Marketing and Investor Relations
(408) 731-2610
bwilliams@proxim.com

FOR IMMEDIATE RELEASE

PROXIM WIRELESS ANNOUNCES THIRD QUARTER 2007 FINANCIAL RESULTS

Improved Operating Performance Demonstrates Progress Toward Stated Objectives

San Jose, CA, November 6, 2007– Proxim Wireless (NASDAQ: PRXM), a leader in core-to-client solutions for broadband municipal wireless networks, today announced its financial results for the third quarter ended September 30, 2007.

Achievements during the third quarter of 2007 include:

•	Achieved stated goal of reducing operating expenses by over $1 million sequentially including the effects of discontinued operations.
•	Re-branded under the Proxim Wireless name and PRXM stock ticker.
•	Reported gross margins of approximately 49.0% - a sequential improvement of 4.6%.
•	Divested Ricochet Networks to focus on core-to-client broadband wireless equipment business.
•	Reached 10,000 unit milestone with a major customer.

Revenue for the third fiscal quarter ended September 30, 2007 was $16.9 million, net of Ricochet discontinued operations, a decrease of approximately 7% from $18.1 million, also net of the Ricochet discontinued operations, for the prior quarter ended June 30, 2007 and a decrease on a like basis of approximately 2% from the revenue of $17.3 million for the third quarter of fiscal 2006.

Gross margins for the quarter ended September 30, 2007 were 49.0%, an improvement of 3.5% from 45.5% in the quarter ended June 30, 2007 (calculated on a GAAP basis).  The gross margin on a like basis was 37.5% in the quarter ended September 30, 2006 and was impacted by an inventory impairment charge.

On a GAAP basis, net loss for the quarter ended September 30, 2007 was $2.7 million, or $0.11 per share, compared with a loss of $339,000, or $0.02 per share, in the prior quarter ended June 30, 2007, and a net loss of $13.7 million, or $0.63 per share, in the third quarter of 2006.  The GAAP net loss for the quarter ended September 30, 2007 includes the impact of a $1.1 million net loss from discontinued operations.  The third quarter 2006 net loss included non-cash charges totaling approximately $10.4 million (approximately $0.48 per share-diluted), consisting of an inventory reserve of approximately $1.5 million and an impairment charge related to intangible assets of approximately $8.9 million.

Net loss from continuing operations on a non-GAAP basis, which excludes discontinued operations, depreciation of fixed assets, amortization of intangible assets, and stock based compensation, was $276,000, or $0.01 per share.

Proxim Wireless Corporation Announces Third Quarter 2007 Financial Results
November 6, 2007

“We made substantial progress towards our stated objectives during the quarter and continue to demonstrate improved operating results,” said Robert Fitzgerald, Proxim’s Chief Executive Officer. “These results — more than $1 million in operating expense reductions compared with the prior quarter and the improvement in gross margins — were driven by our ability to execute on our goals. In addition, we increased our focus on our core-to-client wireless broadband business by divesting Ricochet Networks and re-branding the company with a strong, respected name in wireless networking. With these improvements and our increased focus on the expanding municipal wireless networks market, we believe we are on the right track towards continued operating results improvement and reaching profitability.”

Conference Call Information

Proxim Wireless will host a conference call to discuss this release, financial results, developments at the company, and other matters of interest to investors and others today, November 6, 2007 starting at 5:00 p.m. Eastern Time.  The discussion may include forward-looking information.

To participate in this conference call, please dial 877-856-1961 (or +1-719-325-4765 for international callers), confirmation code 1725943 for all callers, at least ten minutes before the starting time. The conference call will also be broadcast live over the Internet. Investors and others are invited to visit Proxim's website at http://www.proxim.com/about/investor.html to access this broadcast. Replays will be available telephonically for approximately one week by dialing 888-203-1112 for domestic callers and +1-719-457-0820 for international callers, confirmation code 1725943 for all callers, and over the Internet for approximately 90 days at Proxim's website at http://www.proxim.com/about/investor.html.

About Proxim Wireless
Proxim Wireless Corporation (NASDAQ: PRXM) is a leader in core-to-client solutions for broadband municipal wireless networks. Our systems enable a variety of wireless applications including security and surveillance systems, mobile workforce automation and machine-to-machine communications. We have shipped more than 1.5 million wireless devices to more than 200,000 customers worldwide. Proxim is ISO-9001 certified.  Information about Proxim can be found at www.proxim.com. For investor relations information, e-mail ir@proxim.com or call 408-731-2610.

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions.  Proxim’s actual results may differ materially from the results anticipated in these forward-looking statements.  The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to and arising from the ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in our industries and resulting impacts on our pricing, gross margins, and general financial performance; time and costs associated with developing and launching new products; uncertainty about market acceptance of products we introduce; potential long sales cycles for new products such that there may be extended periods of time before new products contribute positively to our financial results; decisions we may make to delay or discontinue efforts to develop and introduce certain new products; time, costs, political considerations, typical multitude of constituencies, and other factors involved in evaluating, equipping, installing, and operating municipal networks; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, compliances, certifications, cost, price, and other characteristics and at the times and in the quantities contemplated or desired; the difficulties in predicting Proxim’s future financial performance; and the impacts and effects of any other strategic transactions Proxim may evaluate or consummate.  Further information on these and other factors that could affect Proxim’s actual results is and will be included in filings made by Proxim from time to time with the Securities and Exchange Commission and in its other public statements.

- Financial Tables Follow -

Proxim Wireless Corporation Announces Third Quarter 2007 Financial Results
November 6, 2007

PROXIM WIRELESS CORPORATION
CONSOLIDATED BALANCE SHEETS
US dollars in thousands (except per share data)
(unaudited)
	September 30,	December 31,
	2007	2006
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$11,528	$10,290
Investment securities – available-for-sale	-	168
Accounts receivable, net	8,123	5,539
Inventory	8,786	10,142
Prepaid expenses	1,575	1,246
Total current assets	30,012	27,385

Property and equipment, net	2,557	2,660
Other Assets:
Restricted cash	76	76
Goodwill	7,923	7,922
Intangible assets, net	9,762	11,545
Deposits and prepaid expenses	255	287
Total other assets	18,016	19,830
Total assets	$50,585	$49,875
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$12,455	$13,887
Deferred revenue	1,920	2,198
License agreement payable - current maturities	1,002	868
Total current liabilities	15,377	16,953
License agreement payable, net of current maturities	1,307	2,088
Total liabilities	16,684	19,041
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; authorized 4,500,000, none issued at September 30, 2007 and December 31, 2006	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized, 25,854,369 issued and outstanding at September 30, 2007, and 21,552,572 issued and outstanding at December 31, 2006	258	216
Additional paid-in capital	66,989	57,976
Retained earnings (accumulated deficit)	(33,346)	(27,285)
Accumulated other comprehensive income:
Net unrealized gain (loss) on available-for-sale securities	-	(73)
Total stockholders’ equity	33,901	30,834
Total liabilities and stockholders’ equity	$50,585	$49,875

Proxim Wireless Corporation Announces Third Quarter 2007 Financial Results
November 6, 2007

PROXIM WIRELESS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
US dollars in thousands (except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues	$16,902	$17,321	$51,693	$55,006
Cost of goods sold	8,616	9,317	27,524	31,079
Restructuring provision for E&O inventory		1,502		1,502
Gross profit	8,286	6,502	24,169	22,425
Operating expenses:
Selling costs	5,385	5,041	15,134	13,156
Restructuring Charges		8,874	91	8,990
General and administrative	2,964	2,981	8,855	9,358
Research and development	1,602	2,729	6,954	11,190
Total operating expenses	9,951	19,625	31,034	42,694
Operating loss	(1,665)	(13,123)	(6,865)	(20,269)
Other income (expenses):
Interest income	89	102	161	303
Interest expense	(29)	(50)	(98)	(150)
Other income (loss)	4	10	2,604	157
Gain (loss) on sale of assets			23	155
Total other income (expenses)	64	62	2,690	465
Income (loss) before income taxes	(1,601)	(13,061)	(4,175)	(19,804)
Benefit (provision) for income taxes	57	17	125	(42)
Net income (loss) from continuing operation	$(1,658)	$(13,078)	$(4,300)	$(19,846)
Income (loss) from discontinued operations	$(1,078)	$(585)	$(1,760)	$(1,286)
Net Income (loss)	$(2,736)	$(13,663)	$(6,060)	$(21,132)
Weighted average number of shares - basic and diluted used in computing net earnings (loss) per share	25,241	21,541	22,703	21,515
Basic net earnings (loss) per share:
Continuing operations	$(0.07)	$(0.60)	$(0.19)	$(0.92)
Discontinued operations	$(0.04)	$(0.03)	$(0.08)	$(0.06)
Total	$(0.11)	$(0.63)	$(0.27)	$(0.98)

Proxim Wireless Corporation Announces Third Quarter 2007 Financial Results
November 6, 2007

PROXIM WIRELESS CORPORATION
RECONCILIATION BETWEEN GAAP TO NON-GAAP STATEMENT OF INCOME(*)
U.S. Dollars in thousands,  (except per share data)
(unaudited)

	Three Months Ended				Three Months Ended
	September 30, 2007				June 30, 2007
	GAAP	Adjustments		Non GAAP	GAAP	Adjustments		Non GAAP
Revenues	$16,902			$16,902	$18,116			$18,116
		(145	)(a)			(143	)(a)
Cost of goods sold	8,616	(170	)(c)	8,301	9,867	(168	)(c)	9,556
Restructuring provision for E&O inventory
Gross profit	8,286	315		8,601	8,249	311		8,560
Operating expenses:
		(7	)(a)			(7	)(a)
Selling costs	5,385	(149	)(c)	5,229	5,094	(162	)(c)	4,925
Restructuring Charges					91	(91	)(d)
		(97	)(a)			(108	)(a)
		(528	)(b)			(521	)(b)
General and administrative	2,964	(118	)(c)	2,221	2,884	(239	)(c)	2,016
		(117	)(a)			(114	)(a)
Research and development	1,602	(51	)(c)	1,434	2,622	(51	)(c)	2,457
Total operating expenses	9,951	(1,067)		8,884	10,691	(1,293)		9,398
Operating profit (loss)	(1,665)	1,382		(283)	(2,442)	1,604		(838)
Other income (expenses):
Interest income	89			89	28			28
Interest expense	(29)			(29)	(34)			(34)
Other income (loss)	4			4	2,576			2,576
Gain (loss) on sale of assets
Total other income (expenses)	64			64	2,570			2,570
Income (loss) before income taxes	(1,601)	1,382		(219)	128	1,604		1732
Benefit (provision) for income taxes	57			57	45			45
Net income (loss) from continuing operation	$(1,658)	1,382		$(276)	$83	1,604		$1,687
Income (loss) from discontinued operations	$(1,078)			$(1,078)	$(422)			$(422)
Net Income (loss)	$(2,736)	1,382		$(1,354)	$(339)	1,604		$1,265
Weighted average number of shares - shares used in computing basic net earnings profit (loss) per share	25,241			25,241	21,554			21,554
Basic net earnings (loss) per share:
Continuing operations	$(0.07)			$(0.01)	$(0.00)			$0.08
Discontinued operations	$(0.04)			$(0.04)	$(0.02)			$(0.02)
Total	$(0.11)			$(0.05)	$(0.02)			$0.06
Weighted average number of shares - shares used in computing diluted net earnings profit (loss) per share	25,241			25,241	21,554			24,535
Diluted net earnings (loss) per share:
Continuing operations	$(0.07)			$(0.01)	$(0.00)			$0.07
Discontinued operations	$(0.04)			$(0.04)	$(0.02)			$(0.02)
Total	$(0.11)			$(0.05)	$(0.02)			$0.05

Proxim Wireless Corporation Announces Third Quarter 2007 Financial Results
November 6, 2007

(*) Results of the Ricochet Network unit were sold effective August 6, 2007 , are classified as discontinued operations and are not included in the results from continuing operations

(a)	The effect of depreciation of fixed assets
(b)	The effect of amortization of intangible assets
(c)
The effect of stock based compensation. The company adopted the provisions of Statement of Financial Accounting Standards No. 123®, “Share-Based Payment” on January 1, 2006 using the modified-prospective transition method.

(d)	The effect of restructuring reserve